EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADDED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Rockville Financial, Inc. (the “Company”) on Form 10-K/A for the year ended December 31, 2013, as filed with the Securities and Exchange Commission (the “Report”), I hereby certify pursuant to 18 U.S.C. Section 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Report fairly presents, in all material respects, the consolidated financial condition and results of the Company as of and for the period covered by this Report.

By:	/s/ William H.W. Crawford, IV
William H.W. Crawford, IV
President and Chief Executive Officer
April 30, 2014

By:	/s/ Eric R. Newell
Eric R. Newell
EVP, Chief Financial Officer and Treasurer
April 30, 2014

The forgoing certification is being furnished solely pursuant to 12 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

Note: A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Rockville Financial, Inc. and will be retained by Rockville Financial, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.